UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CAMAC Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAMAC Energy 1330 Post Oak Blvd., Suite 2250 Houston, TX 77056 www.camacenergy.com

News Release

FOR IMMEDIATE RELEASE

CAMAC Energy Schedules Special Meeting of Stockholders

Thursday, Feb. 13, 2014

9 a.m. CST (10 a.m. EST)

1330 Post Oak Blvd.

2nd Floor Conference Center, Gulf Coast Room

Houston, TX 77056

HOUSTON, Texas – January 16, 2014 - CAMAC Energy Inc. (“CAMAC” or the “Company”) (NYSE MKT: CAK) announced today that it has set a record date and meeting date for the special meeting of stockholders to consider and vote upon the following proposals:

(a) to issue shares of its common stock to Allied Energy Plc in connection with the Company’s previously announced transaction to acquire interests in the production sharing contract covering Oil Mining Leases 120 and 121 offshore Nigeria;

(b) to issue shares of its common stock to the Public Investment Corporation (SOC) Limited of South Africa in connection with the Company’s previously announced private placement;

(c) to amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock available for issuance; and

(d) to approve an amendment to the Company’s 2009 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan.

The special meeting is scheduled to be held on Thursday, February 13, 2014 at 9 a.m. Central Time, at 1330 Post Oak Blvd., 2nd Floor Conference Center, Gulf Coast Room, Houston, TX 77056.

CAMAC has filed the definitive proxy statement with the Securities and Exchange Commission (SEC), and it is being mailed to stockholders of record as of the close of business on January 3, 2014. In the definitive proxy statement, CAMAC’s Board of Directors recommends a vote “FOR” each of the proposals.

TO ASSURE REPRESENTATION AT THE SPECIAL MEETING, CAMAC URGES ALL STOCKHOLDERS TO PROMPTLY REVIEW THE DEFINITIVE PROXY STATEMENT, AND RETURN A PROXY EITHER BY TRANSMITTING YOUR VOTE OVER THE INTERNET AT WWW.CSTPROXYVOTE.COM, BY CALLING 1-866-894-0537, OR BY COMPLETING AND RETURNING A PROXY CARD BY MAIL.

About CAMAC Energy

CAMAC Energy is an independent oil and gas exploration and production company focused on energy resources in Africa. Its asset portfolio consists of 8 licenses in 3 countries covering an area of 41,000 square kilometers, including production and other projects offshore Nigeria, as well as exploration licenses offshore and onshore Kenya, and offshore Gambia. CAMAC Energy is headquartered in Houston, Texas. For more information, visit www.camacenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The Company’s actual results could differ materially from those anticipated in these forward-looking statements due to a variety of factors, including the Company’s ability to successfully drill, complete, test and produce the wells and prospects identified in this release, the securing of necessary regulatory and stockholder approvals and fulfillment of conditions for completion of the transactions described in this release and risk factors discussed in the Company’s periodic reports filed with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The Company undertakes no duty to update these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transactions, the Company has filed with the SEC and is furnishing to the Company’s stockholders a definitive proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transactions or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed transactions.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.camacenergy.com/sec-filings.php or by directing a request to: CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2250, Houston, TX 77056, Attn: Investor Relations, +1 713-797-2945, chris.heath@camacenergy.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transactions is set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, in its definitive proxy statement for its annual stockholder meeting filed with the SEC on Schedule 14A on April 18, 2013 and in the materials filed with the SEC in connection with the proposed transactions.

The common stock being sold by CAMAC Energy Inc. will not be registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Source: CAMAC Energy

Chris Heath

Director, Corporate Finance and Investor Relations

+1 713 797 2945

chris.heath@camacenergy.com